Exhibit 99.1
Environmental Tectonics Corporation Announces Project Financing Arrangement with H.F. Lenfest,
Director and Significant Shareholder
     Southampton, PA, February 24, 2009. Environmental Tectonics Corporation (ETC:AMEX) (“ETC” or the “Company”) today announced that on February 20, 2009, the Company completed a transaction with H.F. Lenfest pursuant to which Mr. Lenfest made a loan to ETC in the principal amount of $2,000,000 (the “Loan”). The Loan is to be used by ETC solely in connection with working capital funding to support ETC’s bid on a contract (the “Government Contract”) with the United States government (the “Government”).
          The terms of the Loan are set forth in a Secured Promissory Note, dated February 20, 2009, by ETC in favor of Lenfest (the “Note”). The Note accrues interest at the rate of 15% per annum, compounded annually. This interest rate will be reduced to 10% per annum if ETC receives the Shareholder Approval (as defined below). In the event of a default under the Note, the interest rate will be increased by six percentage points. Interest is payable on the maturity date, at the option of Lenfest, in cash, in shares of a new series of preferred stock that ETC intends to create or in shares of ETC common stock. The Note will mature on the earlier of (i) three (3) days following the date ETC is informed by the Government or otherwise learns that it has been denied or will not be awarded the Government Contract, (ii) six months following the date of the Note if ETC has not obtained the affirmative vote of the shareholders of ETC in connection with a new financing transaction with Lenfest on or before the Shareholder Approval Date (as defined below) (the “Shareholder Approval”) or (iii) three years following the date of the Note. ETC may prepay the Note at any time without premium or penalty. The Note provides for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation of ETC. In connection with the Loan, ETC will pay to Lenfest an origination fee of 20,000 shares of ETC common stock.
     The obligations of ETC to Lenfest under the Note are secured by the grant of a first and prior security interest in all of the personal property of ETC pursuant to the terms of a Security Agreement made by ETC in favor of Mr. Lenfest.
     In connection with the Loan, ETC issued to Lenfest a warrant (the “Warrant”) to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which is equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of the Warrant. If the Note is not repaid in full on or before June 24, 2009 or ETC does not obtain the affirmative vote of the shareholders of ETC to the transactions contemplated by the Warrants ( the “Warrant Approval”) by the 60th day following the date on which ETC and Lenfest enter into definitive agreements relating to a new financing transaction with Lenfest (which date may be extended by 30 days if the Securities and Exchange Commission provides comments to the proxy statement filed by ETC in connection with the Shareholder Approval but which date will be no later June 24, 2009) (the “Shareholder Approval

Date”), then Lenfest will be entitled to purchase 719,424 shares of ETC common stock under the Warrant. Further, if the Note is not repaid in full on or before June 24, 2009 or ETC does not obtain Warrant Approval by the Shareholder Approval Date, the exercise price per share of the Warrant will be decreased to $0.69. The Warrant may be exercised at any time until the seventh anniversary of its issuance. The Warrant contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the exercise price of the Warrant. Notwithstanding the terms of the Warrant, ETC will not be required to issue shares of Common Stock in excess of the maximum number permissible under Section 713 of the Listing Standards, Policies and Requirements of the NYSE Alternext US Company Guide or any successor rule unless the issuance of the Warrant and the shares of ETC common stock issuable upon exercise of the Warrant have been approved by the Company’s shareholders.
          ETC designs, develops, installs and maintains aircrew training systems (aeromedical, tactical combat and general), disaster management training systems and services, entertainment products, sterilizers (steam and gas), environmental testing products, hyperbaric chambers and related products for domestic and international customers.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
     These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) the potential delisting of the Company’s common stock from the American Stock Exchange as a result of the Company’s failure to comply with the AMEX listing standards, (ii) the completion of additional financing transactions to support the Company’s operation, (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, and (viii) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
     The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO           Tel: 215-355-9100 (ext. 1203)           Fax: 215-357-4000
                ETC — Internet Home Page:           http://www.etcusa.com